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                                                                      Exhibit 32

Pursuant to (S) 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. (S) 1350)

     The undersigned, as the Chairman, President and Chief Executive Officer, and Executive Vice President and Chief Financial Officer of Exide Technologies, each certify that the Quarterly Report on Form 10-Q for the period ended June 30, 2003, which accompanies this certification fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and the information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of Exide Technologies at the dates and for the periods indicated. The foregoing certification is made pursuant to (S) 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. (S) 1350) and no purchaser or seller of securities or any other person shall be entitled to rely upon the foregoing certification for any other purpose. A signed original of this written statement required by Section 906 has been provided to Exide Technologies and will be retained by Exide Technologies and furnished to the Securities and Exchange Commission or its staff upon request.

The undersigned expressly disclaims any obligation to update the foregoing certification except as required by law.

Date: August 14, 2003


                           /s/ Craig H. Muhlhauser
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                           Craig H. Muhlhauser
                           Chairman, President and Chief Executive Officer


                           /s/ Biagio N. Vignolo, Jr.
                           ----------------------------------------
                           Biagio N. Vignolo, Jr.
                           Executive Vice President and Chief Financial Officer